Exhibit 10.51

FIRST AMENDMENT TO SECURITY AGREEMENT

This First Amendment to Security Agreement (this “Amendment”) is made as of December 20, 2019 by and among ILLINOIS CORN PROCESSING, LLC, a limited liability company organized under the laws of Delaware (the “Debtor”), and COBANK, ACB, a federally-chartered instrumentality of the United States, as Agent for the benefit of the Lenders under the ICP Credit Agreement (defined below) (together with its successors and assigns, the “Secured Party”).

WHEREAS, the Debtor, COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, as a Lender (“Lender”), and the Secured Party, as Cash Management Provider and Agent, are parties to a Credit Agreement dated as of September 15, 2017, as amended from time to time, including by that certain Amendment No. 1 to Credit Agreement and Waiver (the “ICP Amendment”) of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “ICP Credit Agreement”).

WHEREAS, the Debtor executed and delivered to the Secured Party a Security Agreement dated as of September 15, 2017 (the “Security Agreement”) to secure, among other things, the Debtor’s obligations under the ICP Credit Agreement. Capitalized terms not defined in this Amendment shall have the respective meanings ascribed to them by the Security Agreement.

WHEREAS, PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized under the laws of Delaware and an affiliate of the Debtor (“PEP”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA, as a Lender, and the Secured Party, as Cash Management Provider and Agent, are parties to a Credit Agreement dated as of December 15, 2016, as amended from time to time, including by that certain Amendment No. 7 to Credit Agreement and Waiver of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “PEP Credit Agreement”).

WHEREAS, in connection with the ICP Amendment and the PEP Credit Agreement, the Debtor executed a Guaranty of even date herewith (“PEP Guaranty”) in favor of the Lending Parties, guarantying, among other things, PEP’s obligations under the PEP Credit Agreement.

WHEREAS, in connection with the execution of the ICP Amendment, the Debtor and PEP have agreed to amend certain provisions of the Security Agreement to provide, among other things, that the Security Agreement secures the Debtor’s obligations under the PEP Guaranty.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to the Debtor and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Acknowledgments and Agreements. The Debtor hereby acknowledges and agrees as follows:

(a) Recitals. The Recitals to this Amendment are true and correct, and are hereby incorporated into and made a part of this Amendment and the Security Agreement.

(b) Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein as defined terms shall have the meanings given to them in the Security Agreement.

Section 2. Amendments to the Security Agreement.

(a) Section 2 of the Security Agreement is hereby amended by deleting Section 2 of the Security Agreement in its entirety and substituting the following in its place:

“2. THE OBLIGATIONS. The security interest granted hereunder shall secure (i) the payment and performance of all Obligations (as that term is defined in the Credit Agreement) and (ii) all Obligations (as that term is defined in the PEP Guaranty dated as of December 20, 2019, executed by the Debtor in favor of the Lending Parties, as amended, restated or modified from time to time, which guaranties, among other things, PEP’s obligations under the PEP Credit Agreement), and (iii) all obligations of the Debtor to the Lending Parties of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including without limitation all loans, advance and other extensions of credit by any of the Secured Party, the Lender, or the Cash Management Provider to the Debtor and all covenants, agreements, and provisions contained in all loan and other agreements between the Debtor, on the one hand, and any of the Secured Party, the Lender, or the Cash Management Provider, on the other hand (the “Obligations”); provided that, upon payment in full of the Guaranteed Amount (as defined in the PEP Guaranty), clause (ii) above shall be automatically deleted and thereafter the defined term “Obligations” as set forth herein shall mean as defined in clauses (i) and (iii) above.”

(b) Section 3 of the Security Agreement is hereby amended by adding new paragraphs O and P as follows:

“O. Deposit Accounts. All of the Debtor’s deposit accounts are listed on Schedule C attached hereto and made a part hereof. Each of the deposit accounts listed on Schedule C shall be deemed to be a “deposit account” referenced in the definition of “Collateral” contained in Section 1 of this Security Agreement and shall be subject in all respects to the security interest granted by the Debtor to the Secured Party pursuant to this Security Agreement. Upon establishing a deposit account that is not listed on Schedule C (to the extent that establishing such deposit account is otherwise permitted hereunder and under any other Loan Document), the Debtor shall promptly give notice to the Secured Party that such deposit account has been established and shall immediately execute or otherwise authenticate a supplement to Schedule C that includes such deposit account and take all action necessary to give the Secured Party “control” (as such term is defined in the UCC) over such deposit account, including causing the applicable bank or financial institution to enter into a control agreement (in form and substance acceptable to the Secured Party) with the Secured Party for such deposit account.

P. Commercial Tort Claims. All of the Debtor’s commercial tort claims are listed on Schedule D attached hereto and made a part hereof. Each of the commercial tort claims listed on Schedule D shall be deemed to be a “commercial tort claim” referenced in the definition of “Collateral” contained in Section 1 of this Security Agreement and shall be subject in all respects to the security interest granted by the Debtor to the Secured Party pursuant to this Security Agreement. Upon the Debtor commencing (or otherwise becoming aware of the existence of) a commercial tort claim that is not expressly identified on Schedule D, the Debtor shall promptly give notice to the Secured Party of such commercial tort claim and shall immediately execute or otherwise authenticate a supplement to Schedule D that expressly identifies such commercial tort claim and take all other action necessary to subject such commercial tort claim to the first priority security interest created under this Security Agreement.”

(c) Section 4 of the Security Agreement is hereby amended by adding (immediately after paragraph D) a new paragraph E as follows:

“E. Appointment of Receiver. Upon and during the existence of an Event of Default, the Secured Party shall be entitled to apply for the appointment of a receiver of any or all of the Collateral, and of all rents, incomes, profits, issues and revenues thereof, and the Debtor hereby consent to such appointment and agrees that the receiver may serve without bond if permitted by law. The Debtor expressly waives notice of and the right to object to the appointment of a receiver and agrees that such appointment shall be made as a matter of absolute right of the Secured Party and without reference to the adequacy or inadequacy of the value of the Collateral or to the Debtor’s solvency.”

Section 3. Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party as follows:

(a) The Debtor has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment. This Amendment has been duly and validly executed and delivered to the Secured Party by the Debtor, and this Amendment and the Security Agreement as amended hereby and the other Loan Documents constitute the Debtor’s legal, valid and binding obligations enforceable in accordance with their respective terms.

(b) The execution, delivery and performance by the Debtor of this Amendment, and the performance of the Security Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any Governmental Authority, (ii) violate the Debtor’s Organizational Documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Debtor, (iii) result in a breach of or constitute a default under any indenture or agreement to which the Debtor is a party or by which the Debtor or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Debtor (other than as required under the Loan Documents in favor of the Secured Party).

Section 4. Miscellaneous. This Amendment is a Loan Document. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (other than its conflicts of laws rules). This Amendment, together with the Security Agreement amended hereby and the other Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. In the event of any conflict between this Amendment and the ICP Amendment, the ICP Amendment shall control. This Amendment is subject to the provisions of the ICP Credit Agreement relating to submission to jurisdiction, venue, service of process and waiver of right to trial by jury, the provisions which are by this reference incorporated herein in full. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page by facsimile or by e-mail transmission shall also deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment. The Debtor hereby authorizes the Secured Party to amend any previously filed UCC-1 financing statements to reflect the changes to the grant of security interest made effective by this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

ILLINOIS CORN PROCESSING, LLC, as the Debtor

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

Signature Page to First Amendment to Security Agreement

COBANK, ACB, as the Secured Party

By:	/s/ Janet Downs
Name:	Janet Downs
Title:	Sr. Officer

Signature Page to First Amendment to Security Agreement